As filed with the Securities and Exchange Commission on March 9, 2012
Registration Nos. 333-178761 and 333-178761-01

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4 to FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Mercedes-Benz Auto Lease Trusts
(Issuing Entities)

Daimler Trust Leasing LLC
(Depositor for the Trusts described herein)
Daimler Trust
(Issuer with respect to the Exchange Notes)
(Exact Names of Registrants as Specified in their Charters)

Delaware	Daimler Trust Leasing LLC -- 80-0786663 Daimler Trust -- 20-7458816
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
36455 Corporate Drive
Farmington Hills, Michigan 48331
(248) 991-6700
 (Address of registrants’ principal executive offices)

Steven C. Poling, Esq.
Daimler Trust Leasing LLC
Daimler Trust
36455 Corporate Drive
Farmington Hills, Michigan 48331
(248) 991-6632
(Name and Address of Agent for Service)

Copy to:
Dale W. Lum, Esq.
Sidley Austin LLP
555 California Street
San Francisco, California 94104
(415) 772-1200

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement as determined by market conditions.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐                                                     Accelerated filer ☐                                Non-accelerated filer ☒                                               Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Asset Backed Securities	$12,000,000,000	100%	$12,000,000,000	$1,375,200(2)
Exchange Notes(3)	(4)	(4)	(4)	(4)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Previously paid.
(3)
Each exchange note (“Exchange Note”) issued by Daimler Trust will be backed by a reference pool of leases and leased vehicles owned by Daimler Trust. Each Exchange Note will be sold to Daimler Trust Leasing LLC and sold by Daimler Trust Leasing LLC to one of the Trusts, the issuer of the Asset Backed Securities. The Exchange Notes are not being offered to investors hereunder.

(4)	Not applicable.
____________________

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants file a further amendment that specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

The purpose of this amendment is to file Exhibits 5.2 and 23.3 to this registration statement.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement.

Securities and Exchange Commission	$1,375,314
Rating agency fees	400,000
Printing	10,000
Legal fees and expenses	200,000
Accountants’ fees	100,000
Trustee fees and expenses	15,000
Miscellaneous expenses	5,000
Total	$2,105,314*

_______________
*           Amounts other than SEC fees are estimated on a per take down basis.

Item 15.   Indemnification of Directors and Officers.

Item 15.1.   Daimler Trust Leasing LLC

Section 18-108 of the Delaware Limited Liability Company Act provides as follows:

Section 18-108. Indemnification.

Subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Daimler Trust Leasing LLC has undertaken in its Limited Liability Company Agreement to indemnify, to the maximum extent permitted by the Delaware Limited Liability Company Law as from time to time amended, any currently acting or former director, officer, employee and agent of Daimler Trust Leasing LLC against any and all liabilities incurred in connection with their services in such capacities.  Under Section 11 of the proposed form of Underwriting Agreement, the Underwriters have undertaken in certain circumstances to indemnify certain controlling persons of Daimler Trust Leasing LLC, including the officers and directors, against liabilities incurred under the Securities Act of 1933.

Item 15.2.   Daimler Trust

Section 3803 of the Delaware Statutory Trust Statute provides as follows:

Section 3803 Liability of beneficial owners and trustees.

(a)  Except to the extent otherwise provided in the governing instrument of the statutory trust, the beneficial owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State.

(b)  Except to the extent otherwise provided in the governing instrument of a statutory trust, a trustee, when acting in such capacity, shall not be personally liable to any person other than the statutory trust or a beneficial owner for any act, omission or obligation of the statutory trust or any trustee thereof.

(c)  Except to the extent otherwise provided in the governing instrument of a statutory trust, an officer, employee, manager or other person acting pursuant to §3806(b)(7) of this title, when acting in such capacity, shall not be personally liable to any person other than the statutory trust or a beneficial owner for any act, omission or obligation of the statutory trust or any trustee thereof.

Section 3817 of the Delaware Statutory Trust Statute provides as follows:

Section 3817 Indemnification.

(a)  Subject to such standards and restrictions, if any, as are set forth in the governing instrument of a statutory trust, a statutory trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever.

(b)  The absence of a provision for indemnity in the governing instrument of a statutory trust shall not be construed to deprive any trustee or beneficial owner or other person of any right to indemnity which is otherwise available to such person under the laws of this State.

The Trust Agreement for Daimler Trust (referred to in this paragraph, the “Agreement”) provides that each trustee and the titling trust administrator for Daimler Trust shall be indemnified and held harmless by the certificateholder with respect to any loss incurred arising out of or incurred in connection with (i) any trust assets (including any loss relating to leases, leased vehicles, consumer fraud, consumer leasing act violations, misrepresentations, deceptive and unfair trade practices and any other loss arising in connection with any lease, personal injury or property damage claims arising with respect to any leased vehicle or any loss with respect to any tax arising with respect to any trust asset), or (ii) the acceptance or performance of the duties contained in the Agreement; provided, however, that no person shall be indemnified or held harmless as to any such loss (a) incurred by reason of such person’s willful malfeasance, bad faith or gross negligence, or (b) incurred by reason of such person’s breach of the Agreement, or its representations and warranties.   The Agreement provides that the trustees and the titling trust agents will be indemnified and held harmless by the titling trust administrator against any loss, liability or expense incurred without negligence, bad faith or willful misconduct on their part, arising out of their acceptance or administration of the trust and duties under the Agreement, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Agreement.

Item 16.   Exhibits.

(A)  Exhibits:

Exhibits		Description
1.1	—	Form of Underwriting Agreement. *
3.1	—	Certificate of Formation of Daimler Trust Leasing LLC. *
3.2	—	Limited Liability Company Agreement of Daimler Trust Leasing LLC.*
3.3	—	Second Amended and Restated Trust Agreement of Daimler Trust.*
3.4	—	Amendment to Second Amended and Restated Trust Agreement of Daimler Trust.*
4.1	—	Form of Indenture between the Issuing Entity and the Indenture Trustee (including forms of Notes).*
4.2	—	Form of Trust Agreement for each Issuing Entity.*
4.3	—	Amended and Restated Collateral Agency Agreement among the Administrative Agent, the Collateral Agent, the Titling Trust, the Lender and the Servicer.*
4.4	—	Form of Exchange Note Supplement among the Administrative Agent, the Collateral Agent, the Titling Trust, the Lender, the Servicer and the Indenture Trustee.*
5.1	—	Opinion of Sidley Austin LLP with respect to legality.*
5.2	—	Opinion Richards, Layton & Finger. P.A. with respect to legality.**
8.1	—	Opinion of Sidley Austin LLP with respect to federal income tax matters.*
10.1	—	Form of First-Tier Sale Agreement between the Seller and Depositor.*
10.2	—	Form of Second-Tier Sale Agreement between the Depositor and the Issuing Entity.*
10.3	—	Amended and Restated Servicing Agreement among the Servicer, the Lender, the Titling Trust and the Collateral Agent.*

10.4	—	Form of Servicing Supplement among the Servicer, the Lender, the Titling Trust and the Collateral Agent.*
23.1	—	Consent of Sidley Austin LLP (included as part of Exhibit 5.1).*
23.2	—	Consent of Sidley Austin LLP (included as part of Exhibit 8.1).*
23.3	—	Consent of Richards, Layton & Finger. P.A. (included as part of Exhibit 5.2).**
24.1	—	Powers of Attorney with respect to signatories for Daimler Trust Leasing LLC.*
24.2	—	Powers of Attorney with respect to signatories for Daimler Trust.*
25.1	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939.*
99.1	—
Intercreditor Agreement among the Titling Trust Administrator, the Titling Trust, Daimler Trust Holdings LLC, and the other persons becoming party thereto from time to time pursuant to joinder agreements (and form of joinder agreement).*

99.2	—	Form of Collateral Account Control Agreement between the Issuing Entity and the Indenture Trustee.*
99.3	—	Form of Titling Trust Account Control Agreement between the Issuing Entity and the Indenture Trustee.*
99.4	—	Form of Administration Agreement among the Issuing Entity, the Administrator and the Indenture Trustee.*

*   Previously filed.
**   Filed herewith.

Item 17.   Undertakings.

(a)	As to Rule 415:

Each undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that, paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement; provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) if the registrant is relying on Rule 430B (§ 230.430B):

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3)) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7)) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) (§ 230.415(a)(1)(i), (vii) or (x)) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C (§ 230.430C), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A), shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	As to documents subsequently filed that are incorporated by reference:

Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	As to Indemnification:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	As to Rule 430A:

Each undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	As to qualification of Trust Indentures under Trust Indenture Act of 1939 for delayed offerings:

Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(f)	As to Regulation AB:

Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Daimler Trust Leasing LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized officer, in the City of Farmington Hills, State of Michigan on March 8, 2012.

DAIMLER TRUST LEASING LLC
(Registrant)

By:  /s/ Steven C. Poling
Name:           Steven C. Poling
Title:           Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by the following persons with respect to Daimler Trust Leasing LLC in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Peter A. Zieringer*	President and Chief Executive Officer	March 8, 2012
Peter A. Zieringer	(Principal executive officer)

/s/ Brian T. Stevens*	Vice President and Controller	March 8, 2012
Brian T. Stevens	(Principal financial and accounting officer) and Manager
/s/ Bernard J. Angelo*	Manager	March 8, 2012
Bernard J. Angelo

/s/ Kevin P. Burns*	Manager	March 8, 2012
Kevin P. Burns

/s/ Kenneth D. Casper*	Manager	March 8, 2012
Kenneth D. Casper

/s/ Mathew E. Roy*	Manager	March 8, 2012
Mathew E. Roy

*By: s/ Steven C. Poling
Steven C. Poling
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant Daimler Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized officer, in the City of Farmington Hills, State of Michigan on March 8, 2012.

DAIMLER TRUST (Registrant)

By:	DAIMLER TRUST HOLDINGS LLC, as Initial Beneficiary

By:	/s/ Steven C. Poling
Name: Steven C. Poling
Title: Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by the following persons with respect to Daimler Trust in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Peter A. Zieringer*	President and Chief Executive Officer	March 8, 2012
Peter A. Zieringer	(Principal executive officer)

/s/ Brian T. Stevens*	Vice President and Controller	March 8, 2012
Brian T. Stevens	(Principal financial and accounting officer) and Manager
/s/ Bernard J. Angelo*	Manager	March 8, 2012
Bernard J. Angelo

/s/ Kevin P. Burns*	Manager	March 8, 2012
Kevin P. Burns

/s/ Kenneth D. Casper*	Manager	March 8, 2012
Kenneth D. Casper

/s/ Mathew E. Roy*	Manager	March 8, 2012
Mathew E. Roy

*By: s/ Steven C. Poling
Steven C. Poling
Attorney-in-fact

EXHIBIT INDEX

Exhibits		Description
1.1	—	Form of Underwriting Agreement. *
3.1	—	Certificate of Formation of Daimler Trust Leasing LLC.*
3.2	—	Limited Liability Company Agreement of Daimler Trust Leasing LLC.*
3.3	—	Second Amended and Restated Trust Agreement of Daimler Trust.*
3.4	—	Amendment to Second Amended and Restated Trust Agreement of Daimler Trust.*
4.1	—	Form of Indenture between the Issuing Entity and the Indenture Trustee (including forms of Notes.)*
4.2	—	Form of Trust Agreement for each Issuing Entity.*
4.3	—	Amended and Restated Collateral Agency Agreement among the Administrative Agent, the Collateral Agent, the Titling Trust, the Lender and the Servicer.*
4.4	—	Form of Exchange Note Supplement among the Administrative Agent, the Collateral Agent, the Titling Trust, the Lender, the Servicer and the Indenture Trustee.*
5.1	—	Opinion of Sidley Austin LLP with respect to legality.*
5.2	—	Opinion Richards, Layton & Finger. P.A. with respect to legality.**
8.1	—	Opinion of Sidley Austin LLP with respect to federal income tax matters.*
10.1	—	Form of First-Tier Sale Agreement between the Seller and Depositor.*
10.2	—	Form of Second-Tier Sale Agreement between the Depositor and the Issuing Entity.*
10.3	—	Amended and Restated Servicing Agreement among the Servicer, the Lender, the Titling Trust and the Collateral Agent.*
10.4	—	Form of Servicing Supplement among the Servicer, the Lender, the Titling Trust and the Collateral Agent.*
23.1	—	Consent of Sidley Austin LLP (included as part of Exhibit 5.1).*
23.2	—	Consent of Sidley Austin LLP (included as part of Exhibit 8.1).*
23.3	—	Consent of Richards, Layton & Finger. P.A. (included as part of Exhibit 5.2).**
24.1	—	Powers of Attorney with respect to signatories for Daimler Trust Leasing LLC.*
24.2	—	Powers of Attorney with respect to signatories for Daimler Trust.*
25.1	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939.*
99.1	—
Intercreditor Agreement among the Titling Trust Administrator, the Titling Trust, Daimler Trust Holdings LLC, and the other persons becoming party thereto from time to time pursuant to joinder agreements (and form of joinder agreement).*

99.2	—	Form of Collateral Account Control Agreement between the Issuing Entity and the Indenture Trustee.*
99.3	—	Form of Titling Trust Account Control Agreement between the Issuing Entity and the Indenture Trustee.*
99.4	—	Form of Administration Agreement among the Issuing Entity, the Administrator and the Indenture Trustee.*

*   Previously filed.
**  Filed herewith.